Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 17, 2013, with respect to the consolidated balance sheet of Ashford Hospitality Prime, Inc. and subsidiaries, in the Registration Statement on Form S-11 and related Prospectus of Ashford Hospitality Prime, Inc. for the registration of 8,000,000 shares of common stock.

We also consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 14, 2013, with respect to the combined consolidated financial statements and schedule of The Ashford Hospitality Prime Hotels, in the Registration Statement on Form S-11 and related Prospectus of Ashford Hospitality Prime, Inc. for the registration of 8,000,000 shares of common stock.

We also consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 14, 2013, with respect to the combined financial statements of Ashford Crystal Gateway, in the Registration Statement on Form S-11 and related Prospectus of Ashford Hospitality Prime, Inc. for the registration of 8,000,000 shares of common stock.

We also consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 21, 2014, with respect to the combined financial statements of Chestnut OwnerCo, LLC and Chestnut LeaseCo, LLC, in the Registration Statement on Form S-11 and related Prospectus of Ashford Hospitality Prime, Inc. for the registration of 8,000,000 shares of common stock.

/s/ Ernst & Young LLP

Dallas, Texas

January 21, 2014